Exhibit 32.1
CERTIFICATIONS OF PRINCIPAL EXECUTIVE OFFICER
AND PRINCIPAL FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of TrueCar, Inc. (the “Company”), on Form 10-Q for the period ended  September 30, 2015 as filed with the Securities and Exchange Commission (the “Report”), Scott Painter, as Chief Executive Officer, and Michael Guthrie,  as Chief Financial Officer, of the Company, each hereby certifies, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350), to his knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	November 10, 2015	By:	/s/ Scott Painter
Scott Painter
Chief Executive Officer and Chairman of the Board of Directors
(Principal Executive Officer)

Date:	November 10, 2015	By:	/s/ Michael Guthrie
Michael Guthrie
Chief Financial Officer & Interim Chief Operating Officer
(Principal Financial Officer)